Exhibit 10.8
EXECUTION COPY

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
among
OPTION ONE ADVANCE TRUST 2007-ADV2
as Issuer,
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
as Initial Purchaser and Agent,
and
THE CIT GROUP/BUSINESS CREDIT, INC.
as Initial Purchaser
Dated as of December 24, 2007
OPTION ONE ADVANCE TRUST 2007-ADV2
ADVANCE RECEIVABLES BACKED NOTES, SERIES 2007-ADV2

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS
SECTION 1.01.	Certain Defined Terns	1
SECTION 1.02.	Other Definitional Provisions	2

ARTICLE II

COMMITMENT; CLOSING AND PURCHASES OF ADDITIONAL NOTE BALANCES
SECTION 2.01.	Commitment	3
SECTION 2.02.	Closing	5

ARTICLE III

FUNDING DATES
SECTION 3.01.	Funding Dates	5

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS OF COMMITMENT
SECTION 4.01.	Closing Subject to Conditions Precedent	6

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER
SECTION 5.01.	Issuer	9
SECTION 5.02.	Securities Act	11
SECTION 5.03.	No Fee	12
SECTION 5.04.	Information	12
SECTION 5.05.	The Purchased Notes	12
SECTION 5.06.	Use of Proceeds	12
SECTION 5.07.	Taxes, etc	12
SECTION 5.08.	Financial Condition	12

ARTICLE VI

COVENANTS OF THE ISSUER
SECTION 6.01.	Information from the Issuer	12
SECTION 6.02.	Access to Information	13
SECTION 6.03.	Ownership and Security Interests; Further Assurances	13
SECTION 6.04.	Covenants	13
SECTION 6.05.	Amendments	13

i

ii

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
          AMENDED AND RESTATED NOTE PURCHASE AGREEMENT dated as of December 24, 2007 (this “Note Purchase Agreement” or “Agreement”), among Option One Advance Trust 2007-ADV2, a Delaware statutory trust, as issuer (the “Issuer”), Greenwich Capital Financial Products, Inc., a Delaware corporation (as “Greenwich Initial Purchaser” and as “Agent” under the Indenture), and The CIT Group/Business Credit, Inc., a [                    ] (as “CIT Initial Purchaser” and, together with the Greenwich Initial Purchaser, the “Initial Purchasers”).
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Receivables Purchase Agreement (as defined below). Additionally, the following terms shall have the following meanings:
          “Closing” shall have the meaning set forth in Section 2.02.
          “Committed Purchasers” the Purchasers, their successors and assigns.
          “Commitment” means the commitment of the Committed Purchasers to purchase Additional Note Balances pursuant to Section 2.01.
          “Commitment Interest”: With respect to any Committed Purchaser and as of any date of determination, the percentage equal to a fraction, the numerator of which is the Maximum Note Principal Balance with respect to (and as indicated on) such Committed Purchaser’s Purchased Note(s) and the denominator of which is the Maximum Note Balance.
          “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
          “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
          “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

          “Indemnified Party” means each of the Agent, each Purchaser and any of their officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls any of the Agent or any Purchaser or their Affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.
          “Indemnified Proceeding” shall have the meaning provided in Section 8.02.
          “Indenture” means the Indenture dated as of October 1, 2007 between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee as amended from time to time in accordance with the terms thereof.
          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.
          “Maximum Note Balance” shall have the meaning set forth in the Indenture.
          “Maximum Note Principal Balance” means with respect to each Purchased Note, the amount set forth on Schedule A for such Purchased Note.
          “Purchased Notes” means the Option One Advance Trust 2007-ADV2, Advance Receivables Backed Notes, Series 2007-ADV2 issued by the Issuer pursuant to the Indenture.
          “Purchasers” means the Initial Purchasers, their successors and assigns.
          “Receivables Purchase Agreement” means the Receivables Purchase Agreement dated as of October 1, 2007, between the Issuer, the Depositor and the Receivables Seller, as the same may be amended, modified or supplemented from time to time.
          “Receivables Seller” means Option One Mortgage Corporation.
          “Reference Rate” means the rate of interest publicly announced by Wells Fargo Bank, National Association, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time, in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
          SECTION 1.02. Other Definitional Provisions.
          (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, and Exhibits in or to this Note Purchase Agreement unless otherwise specified.
          (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE II
COMMITMENT; CLOSING AND PURCHASES OF
ADDITIONAL NOTE BALANCES
          SECTION 2.01. Commitment.
          (a) At any time during the Funding Period at least two (2) Business Days prior to a proposed Funding Date (or, with respect to any Funding Date described in clause (iii) of the definition thereof in the Indenture, at least one (1) Business Day prior to each such Funding Date), to the extent that the aggregate outstanding Note Principal Balance (after giving effect to the proposed purchase) is less than the Maximum Note Balance, and subject to the terms and conditions hereof and in accordance with the other Transaction Documents, the Issuer may deliver to the Agent, on behalf of the Purchasers, a written request that the Purchasers purchase Additional Note Balances (each such request, a “Purchase Request”). Each Purchase Request shall identify the proposed Funding Date, the Receivables Balance of the Receivables that will be sold and/or contributed to the Issuer on such Funding Date and the Cash Purchase Price thereof. On the identified Funding Date, the Committed Purchasers agree, severally and not jointly, to purchase the respective relative percentage of the Additional Note Balances requested in the Purchase Request set forth opposite such Committed Purchaser’s name in Schedule A hereto, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Transaction Documents.
          (b) (i) Except as otherwise provided in this Section 2.01(b), all purchases of Additional Note Balances under this Agreement shall be made by the Committed Purchasers simultaneously and proportionately based on each Committed Purchaser’s respective Commitment Interest, it being understood that no Committed Purchaser shall be responsible for any default by the other Committed Purchaser with respect to such other Committed Purchaser’s obligations to purchase an Additional Note Balance requested hereunder. The Commitment of any Committed Purchaser shall not be enforced as a result of the default by the other Committed Purchaser in that other Committed Purchaser’s obligation to purchase an Additional Note Balance requested hereunder and any amounts paid in connection with the obligation to purchase shall be refunded with no penalty. No Committed Purchaser shall be obligated to purchase Additional Note Balances required to be made by it by the terms of this Agreement if the other Committed Purchaser fails to do so.
               (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the parties hereto, the Issuer, the Agent and the Purchasers agree that the Agent may (but shall not be obligated to), and the Issuer and the Purchasers hereby irrevocably authorize the Agent to, fund, on behalf of the Purchasers, purchases of Additional Note Balances pursuant to this Section 2.01; provided, however, that the Agent shall in no event fund such purchase of Additional Note Balances if the Agent shall have determined pursuant to Section 3.01(b) that one or more of the conditions precedent contained in Section 3.01(a) will not be satisfied on the day of the proposed purchase of Additional Note Balances. If the Issuer gives a Purchase Request requesting a purchase of Additional Note Balances and the Agent elects not to fund such proposed purchase of Additional Note Balances on behalf of the Purchasers, then promptly after receipt of the Purchase Request requesting such purchase of Additional Note Balances, the Agent shall notify each Purchaser of the specifics contained in such Purchase Request and that it will not fund such Purchase Request on behalf of the Purchasers. If the Agent notifies the Purchasers that it will not fund a requested purchase of Additional Note Balances on behalf of the Purchasers, each Purchaser shall purchase its respective portion of the Additional Note Balance pursuant to Section 2.01(a), by remitting the required funds to the Issuer pursuant to and in accordance with Section 3.01(c) hereto. If the Agent elects to fund a requested purchase of Additional Note Balances, the Agent will remit the required funds for such Purchase Request to the Issuer pursuant to and in accordance with Section 3.01(c) hereto.
               (iii) If the Agent has notified the Purchasers that the Agent, on behalf of the Purchasers, will fund a particular purchase of Additional Note Balances pursuant to Section 2.01(b)(ii), the Agent may assume that such Purchaser has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Issuer on such day. If the Agent makes such corresponding amount available to the Issuer and such corresponding amount is not in fact made available to the Agent by such Purchaser, the Agent shall be entitled to recover such corresponding amount on demand from such Purchaser together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Reference Rate. During the period in which such Purchaser has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the amount so advanced by the Agent to the Issuer shall, for all purposes hereof, be a purchase of Additional Note Balances made by the Agent for its own account. Upon any such failure by a Purchaser to pay the Agent, the Agent shall promptly thereafter notify the Issuer of such failure and the Issuer shall immediately pay such corresponding amount to the Agent for its own account.

               (iv) Nothing in this Section 2.01(b) shall be deemed to relieve any Committed Purchaser from its obligations to fulfill its Commitment hereunder or to prejudice any rights that the Agent or the Issuer may have against any Committed Purchaser as a result of any default by such Committed Purchaser hereunder.
          (c) From time to time during the Funding Period, the Issuer may request the Initial Purchasers’ consent to add transactions to the definition of Securitization Trusts, and such additional transactions may be added to the definition of Securitization Trusts with the written consent of the Initial Purchasers (such consent at the sole discretion of each Initial Purchaser, as applicable). The Issuer understands and acknowledges that the Purchasers do not hereby commit to add any such transactions and any agreement to do so is subject to completion by the Initial Purchasers of due diligence to their satisfaction regarding such transactions and execution of such additional documentation as the Initial Purchasers deem appropriate in their sole discretion.
          SECTION 2.02. Closing. The closing (the “Initial Closing”) of the execution of the Transaction Documents and the initial purchase of Purchased Notes hereunder took place at 2:00 PM at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281 on October 1, 2007 and the closing of the subsequent purchase by the CIT Initial Purchaser (the “CIT Closing”) will take place on December  , 2007 (the date of the Initial Closing and the CIT Closing being referred to herein collectively as the “Closing Date”).
ARTICLE III
FUNDING DATES
          SECTION 3.01. Funding Dates.
          (a) Subject to the conditions and terms set forth herein and in Sections 7.01 and 7.02 of the Indenture with respect to each Funding Date, the Issuer may request, and the Committed Purchasers agree, severally and not jointly, to purchase Additional Note Balances from the Issuer from time to time in accordance with, and upon the satisfaction, as of the applicable Funding Date, of each of the following additional conditions:
          (i) With respect to each Funding Date, each of the Funding Conditions set forth in Section 7.02 of the Indenture shall have been satisfied;
          (ii) Each of the representations and warranties of the Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct as if made as of such Funding Date (except to the extent they expressly relate to an earlier or later time);
          (iii) The Servicer and the Receivables Seller shall be in compliance with all of their respective covenants contained in the Transaction Documents;
          (iv) No Event of Default or default shall have occurred under the Indenture and be continuing; and

          (v) With respect to each Funding Date, the Agent shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignments required to be effected on such Funding Date in accordance with the Receivables Purchase Agreement including, without limitation, the assignment of the Receivables and the proceeds thereof required to be assigned pursuant to the Indenture.
          (b) The Agent shall determine in its reasonable discretion whether each of the above conditions have been met and such determination shall be binding on the parties hereto.
          (c) The price paid by the Purchasers on each Funding Date for the Additional Note Balance purchased on such Funding Date shall be equal to the amount of such Additional Note Balance purchased by such Purchaser and shall be remitted not later than 3:00 PM New York City time on such Funding Date by wire transfer of immediately available funds to the Funding Account.
          (d) Each Purchaser or its designee shall record on the schedule attached to its related Purchased Note, the date and amount of any Additional Note Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect such Purchaser’s rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance actually held.
          (e) On or prior to the date hereof, the Purchased Notes representing the interest of each Committed Purchaser in the Issuer shall be delivered to the applicable indenture trustee for each Committed Purchaser.
ARTICLE IV
CONDITIONS PRECEDENT TO
EFFECTIVENESS OF COMMITMENT
          SECTION 4.01. Closing Subject to Conditions Precedent. The effectiveness of the Commitment hereunder is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Initial Purchasers, as applicable, in their sole discretion):
          (a) Performance by the Issuer, the Servicer and the Receivables Seller. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Issuer, the Depositor, the Servicer and the Receivables Seller on or before the Closing Date shall have been complied with and performed in all material respects.
          (b) Representations and Warranties. Each of the representations and warranties of the Issuer, the Depositor, the Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

          (c) Officer’s Certificate. The Agent shall have received in form and substance reasonably satisfactory to the Agent an officer’s certificate from the Depositor, the Receivables Seller and the Servicer and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case, together with incumbency, by-laws, resolutions and good standing.
          (d) Opinions of Counsel to the Issuer, the Depositor, the Receivables Seller and the Servicer. Only with respect to the Initial Closing, counsel to the Issuer, the Depositor, the Receivables Seller and the Servicer shall have delivered to the Agent favorable opinions, dated as of the date of the Initial Closing and satisfactory in form and substance to the Agent and its counsel, relating to corporate matters, true sale, non-consolidation, and perfection and an opinion as to which state’s law applies to security interest and perfection matters. In addition to the foregoing, the Receivables Seller shall have caused its counsel to deliver a favorable opinion to the effect that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool, for federal income tax purposes satisfactory in form and substance of the Greenwich Initial Purchaser and its counsel.
          (e) Officer’s Certificate of Indenture Trustee. Only with respect to the Initial Closing, the Agent shall have received in form and substance reasonably satisfactory to the Agent an Officer’s Certificate from the Indenture Trustee, dated as of the date of the Initial Closing, with respect to the Indenture, together with incumbency, by-laws, resolutions and good standing.
          (f) Opinions of Counsel to the Indenture Trustee. Only with respect to the Initial Closing, counsel to the Indenture Trustee shall have delivered to the Agent a favorable opinion, dated as of the date of the date of the Initial Closing and reasonably satisfactory in form and substance to the Agent and its counsel related to the enforceability of the Indenture.
          (g) Opinions of Counsel to the Owner Trustee. Only with respect to the Initial Closing, Delaware counsel to the Owner Trustee of the Issuer shall have delivered favorable opinions regarding the formation, existence and standing of the Issuer and of the Issuer’s execution, authorization and delivery of each of the Transaction Documents to which it is a party and such other matters as were reasonably requested, dated as of the date of the Initial Closing and reasonably satisfactory in form and substance to the Greenwich Initial Purchaser and its counsel.
          (h) Filings and Recordations. The Agent shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Receivables Seller to the Depositor of the Receivables Seller’s ownership interest in the Aggregate Receivables conveyed pursuant to the Receivables Purchase Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Depositor to the Issuer of the Receivables Seller’s and the Depositor’s ownership interest in the Aggregate Receivables conveyed pursuant to the Receivables Purchase Agreement and the proceeds thereof and (iii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Aggregate Receivables in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.
          (i) Documents. The Agent shall have received a duly executed counterpart of each of the Transaction Documents, in form acceptable to the Greenwich Initial Purchaser, the Purchased Notes and each and every document or certification delivered by any party in connection with any of the Transaction Documents or the Purchased Notes, and each such document shall be in full force and effect.
          0) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto in any material respect.
          (k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto shall have been obtained or made.
          (l) Accounts. The Agent shall have received evidence reasonably satisfactory to it that each Account has been established in accordance with the terms of the Indenture, and that the Issuer shall have deposited an amount equal to the amount required to be deposited in the Reserve Account pursuant to the Indenture.
          (m) Fees and Expenses. The fees and expenses payable by the Issuer pursuant to Section 7.02(b) shall have been paid.
          (n) Other Documents. The Issuer, the Depositor, the Receivables Seller and the Servicer shall have furnished such other opinions, information, certificates and documents as the Agent and the Greenwich Initial Purchaser may reasonably requested.
          (o) Securitization Trust Acknowledgment. The Agent shall have received acknowledgment notices from the trustee of each Securitization Trust acknowledging the receipt of notice from the Receivables Seller of pledge and assignment of the Receivables to the Issuer as an “Advance Financing Person” and that to the extent that there is an “Advance Facility” referenced in the applicable Pooling and Servicing Agreement related to any Securitization Trust, the Transaction Documents shall be the “Advance Facility” (as and to the extent such terms or terms of substantially similar import are used in such Pooling and Servicing Agreement).
          (p) Verification Agent. The Receivables Seller shall have engaged the Verification Agent pursuant to an agreement reasonably satisfactory to the Agent.
          (q) Proceedings in Contemplation of Sale of Purchased Notes. All actions and proceedings undertaken by the Issuer, the Depositor, the Receivables Seller and the Servicer in connection with the issuance and sale of the Purchased Notes as herein contemplated shall be satisfactory in all respects to the Agent, the Greenwich Initial Purchaser and their respective counsel.
          (r) Funding Termination Events. No Funding Termination Event or Funding Interruption Event shall then be occurring.
          (s) Due Diligence. The Greenwich Initial Purchaser shall have completed its due diligence examination of the Issuer, the Depositor, the Receivables Seller and the Receivables to its sole satisfaction.
          (t) Satisfaction of Conditions. Each condition to the purchase of Additional Note Balance by the Greenwich Initial Purchaser shall have been satisfied.
          If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Greenwich Initial Purchaser by notice to the Receivables Seller at any time at or prior to the Closing Date, and the Initial Purchasers shall incur no liability as a result of such termination.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
          The Issuer hereby makes the representations and warranties set forth in ARTICLE IX of the Indenture to the Initial Purchasers, as of the Closing Date, and as of each Funding Date, as applicable, and the Purchasers shall be deemed to have relied on such representations and warranties in making (or committing to make) purchases of Additional Note Balances on each Funding Date.
          SECTION 5.01. Issuer. The representations and warranties set forth in ARTICLE K of the Indenture are true and correct as of the date hereof.
          (a) The Issuer has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with requisite trust power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the Issuer or any adverse effect on the interests of the Purchasers.
          (b) The issuance, sale, assignment and conveyance of the Purchased Note and the Additional Note Balances, the performance of the Issuer’s obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.
          (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchasers of the Purchased Note. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Transaction Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Purchased Note.
          (d) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.
          (e) Each of the Transaction Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
          (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Transaction Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could be expected to have a material adverse effect on any of the transactions contemplated therein.
          (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Transaction Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that materially and adversely affects, or may in the future materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Transaction Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.

          (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Transaction Documents or (ii) seeking to prevent the issuance of the Purchased Note or the consummation of any of the transactions contemplated by the Transaction Documents or the Purchased Note or (iii) that, if adversely determined, could materially and adversely affect the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Transaction Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Purchased Note.
          (i) The Issuer is not, and neither the issuance and sale of the Purchased Note to the Purchasers nor the activities of the Issuer pursuant to the Transaction Documents, shall render the Issuer an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (j) The Issuer is solvent and has adequate capital for its business and undertakings.
          (k) The chief executive offices of the Issuer are located at Option One Advance Trust 2007-ADV2, c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or, with the consent of the Purchaser, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.
          (1) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Act with respect to the Purchased Note.
          SECTION 5.02. Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchasers, contained herein, the sale of the Purchased Notes and the sale of Additional Note Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the 1933 Act. In the case of the offer or sale of the Purchased Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchasers and compliance with the applicable provisions of the Indenture with respect to each transfer of any Purchased Note, would render the issuance and sale of the Purchased Notes as contemplated hereby a violation of Section 5 of the 1933 Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.
          SECTION 5.03. No Fee. Neither the Issuer nor any of its Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Notes.
          SECTION 5.04. Information. The information provided pursuant to Section 6.01(a) hereof will, at the date thereof, be true and correct in all material respects.
          SECTION 5.05. The Purchased Notes. The Purchased Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.
          SECTION 5.06. Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the 1934 Act.
          SECTION 5.07. Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer of each Transaction Document to which it is a party, the issuance of the Purchased Note or otherwise applicable to the Issuer have been paid or will be paid by the Issuer at or prior to the Closing Date or Funding Date, to the extent then due.
          SECTION 5.08. Financial Condition. On the date hereof and on each Funding Date, the Issuer is not or will not be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.
ARTICLE VI
COVENANTS OF THE ISSUER
          SECTION 6.01. Information from the Issuer. So long as any Purchased Note remains outstanding, the Issuer shall furnish to the Agent:
          (a) such information (including financial information), documents, records or reports with respect to the Receivables or the Issuer as the Agent or any of the Purchasers or the Initial Purchasers may from time to time reasonably request;

          (b) as soon as possible and in any event within two (2) Business Days after the occurrence thereof, notice of each Event of Default under the Receivables Purchase Agreement or the Indenture, and each Default; and
          (c) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address or the jurisdiction of organization of the Issuer or the Receivables Seller.
          SECTION 6.02. Access to Information. So long as any Purchased Note remains outstanding, the Issuer shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer permit any of the Agent, the Purchasers, or their agents or representatives to do the following in such a manner that does not unreasonably interfere with the conduct by the Issuer or any of its Affiliates of their business:
          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Receivables or the Transaction Documents as may be reasonably requested, and
          (b) visit the offices and property of the Issuer for the purpose of examining such materials described in clause (a) above.
          SECTION 6.03. Ownership and Security Interests; Further Assurances. The Issuer will take all action necessary to maintain the Indenture Trustee’s security interest in the Receivables and the other items pledged to the Indenture Trustee pursuant to the Indenture.
          The Issuer agrees to take any and all acts and to execute any and all further instruments reasonably necessary or reasonably requested by the Agent or any of the Purchasers to more fully effect the purposes of this Note Purchase Agreement.
          SECTION 6.04. Covenants. The Issuer shall duly observe and perform each of its covenants set forth in each of the Transaction Documents to which it is a party.
          SECTION 6.05. Amendments. Except as otherwise provided in Section 8.01 of the Indenture, the Issuer shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Transaction Document to which the Issuer is a party without the prior written consent of the Purchasers with aggregate Note Principal Balance of not less than 66 2/3% of the aggregate Note Principal Balance of the Outstanding Notes.
           SECTION 6.06. With Respect to the Exempt Status of the Purchased Notes.
          (a) Neither the Issuer nor any of its respective Affiliates, nor any Person acting on its behalf will, directly or indirectly, (i) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the

Purchased Notes under the 1933 Act or under any state securities laws, or (ii) permit the Issuer to become an “investment company” registered or required to be registered under the 1940 Act.
          (b) Neither the Issuer nor any of its Affiliates, nor any Person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with any offer or sale of the Purchased Notes.
          SECTION 6.07. Additional Deliveries
          On or prior to any Funding Date, the Issuer will furnish or cause to be furnished to the Purchasers and any subsequent purchaser therefrom of Additional Note Balance, if any Purchaser or such subsequent purchaser so requests, a letter from such Persons furnishing a certificate or opinion on the Closing Date as described in Section 4.01 hereof or on or before any Funding Date in which such Person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and solely in the case of a certificate and not in the case of an opinion made on and as of the Closing Date or such Funding Date, as the case may be.
ARTICLE VII
ADDITIONAL COVENANTS
          SECTION 7.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.
          SECTION 7.02. Expenses.
          (a) The Issuer covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall be paid by the Issuer.
          (b) The Issuer covenants that, upon the Closing taking place, the Issuer shall pay to the Agent from net proceeds of the sale of the Notes contemplated hereunder the portion of the Facility Fee set forth in subclause (i) of the definition thereof.
          (c) The Issuer covenants to pay as and when billed by the Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Transaction Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Agent and the Initial Purchasers, (ii) all reasonable fees and expenses of the Indenture Trustee and (iii) all reasonable fees and expenses of the Verification Agent, in connection therewith.

          SECTION 7.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.
          SECTION 7.04. Restrictions on Transfer. Each of the Purchasers agrees that it will comply with the restrictions on transfer of the Purchased Notes set forth in the Indenture and resell the Purchased Notes only in compliance with such restrictions.
          SECTION 7.05. Securities Act. The Initial Purchasers agree that they will acquire the Purchased Notes, as applicable, pursuant to this Note Purchase Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Purchased Notes (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) and will comply with the requirements of the Indenture. The Purchasers acknowledge that they have no right to require the Issuer or any other Person to register the Purchased Notes under the 1933 Act or any other securities law.
          SECTION 7.06. Agreement and Consent to Agent. The Initial Purchasers agree with, and consent to, each of the provisions in the Indenture regarding the Agent.
ARTICLE VIII
INDEMNIFICATION
          SECTION 8.01. Indemnification. The Issuer hereby agrees to indemnify and hold harmless each Indemnified Party in accordance with, and pursuant to, Section 9.11 of the Indenture.
          SECTION 8.02. Procedure and Defense. In case any litigation, claim, suit, action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Section 8.01 (each such litigation, claim, suit, action or proceeding being referred to an “Indemnified Proceeding”), such Indemnified Party shall follow the procedures set forth in Section 9.11 of the Indenture. The Indemnified Party shall have the rights and defense set forth in Section 9.11 of the Indenture.
     ARTICLE LX
MISCELLANEOUS
          SECTION 9.01. Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 9.02. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.
          SECTION 9.03. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.
          SECTION 9.04. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9.05. Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.
          SECTION 9.06. Negotiation. This Agreement and the other Transaction Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Transaction Documents shall not be construed against the Agent or any Purchaser merely because of the Agent’s or such Purchaser’s involvement in the preparation of this Agreement and the other Transaction Documents.
          SECTION 9.07. Binding Effect; Assignability.
          (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Agent and the Purchasers and their respective permitted successors and assigns (including any subsequent holders of any Purchased Note); provided, however, the Issuer shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of all of the Purchasers.

          (b) Any of the Purchasers may, in the ordinary course of its business and in accordance with the Transaction Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”) participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by any Purchaser of participating interests to a Participant, such Purchaser’s rights and obligations under this Note Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Issuer shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser’s rights and obligations under this Note Purchase Agreement. Each Purchaser shall have the right to assign its rights and obligations hereunder to an Affiliate without the consent of the Issuer or the Receivables Seller.
          (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Notes shall have been paid in full.
          SECTION 9.08. Provision of Documents and Information. The Issuer acknowledges and agrees that the Agent and each Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer and the Receivables delivered to the Agent or the Purchasers pursuant to this Note Purchase Agreement.
          SECTION 9.09. GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          SECTION 9.10. No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement and the Purchasers hereby covenant and agree that they will not institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 9.11. Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          SECTION 9.12. No Recourse — Purchasers. The obligations of each Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the partnership or corporate obligations of such Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by any Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.
          SECTION 9.13. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Notes. In addition the respective agreements, covenants, indemnities and other statements set forth in this Section 9.13 and in Sections 7.02, 8.01, 8.02, 9.01, 9.02, 9.03, 9.04, 9.06, 9.07, 9.09, 9.10, 9.12 and 9.14 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.
          SECTION 9.14. Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Notes will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Notes for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Transaction Documents shall be construed to further these intentions of the parties.
          SECTION 9.15. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.

      IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:	Roseline K. Maney
	Name:	Roseline K. Maney
	Title:	Vice President

Greenwich Capital Financial Products, Inc., as Initial Purchaser and as Agent
By:
Name:
Title:

The CIT Group/Business Credit, Inc. as Initial Purchaser
By:
Name:
Title:

Amended and Restated Note Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

Greenwich Capital Financial Products, Inc., as Initial Purchaser and as Agent
By:	/s/ Dominic Obaditch
	Name:	DOMINIC OBADITCH
	Title:	M.D.

Greenwich Capital Corporate Services, Inc., as attorney-in-fact
The CIT Group/Business Credit, Inc. as Initial Purchaser

By:
Name:
Title:

Amended and Restated Note Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2 By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

Greenwich Capital Financial Products, Inc., as Initial Purchaser and as Agent
By:
Name:
Title:

The CIT Group/Business Credit, Inc. as Initial Purchaser
By:	/s/ Kevin Marchetti
	Name:	Kevin Marchetti
	Title:	Vice President
Amended and Restated Note Purchase Agreement

Schedule I
Information for Notices
1.	if to the Issuer:

OPTION ONE ADVANCE TRUST 2007-ADV2 3 Ada Irvine, California 92618 Attention: Rod Smith Facsimile: (949) 790-7514 Telephone: (949) 790-8100

2.	if to the Depositor:

OPTION ONE ADVANCE CORPORATION 3 Ada Irvine, California 92618 Attention: Rod Smith Facsimile: (949) 790-7514 Telephone: (949) 790-8100

3.	if to the Receivables Seller:

OPTION ONE MORTGAGE CORPORATION 3 Ada Irvine, California 92618 Attention: Rod Smith Facsimile: (949) 790-7514 Telephone: (949) 790-8100

4.	if to the Greenwich Initial Purchaser or the Agent:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Robert Parvetz Facsimile: 203-618-2148 Telephone: 203-618-6884

With a copy to: GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830

Attn: Dominic Obaditch Telecopy: (203) 422-4565 Telephone: (203)618-2565

5.	if to the CIT Initial Purchaser:

The CIT Group/Business Credit, Inc. 11 West 42nd Street, 13th floor New York, NY 10036 Attention: Howard Trebach Facsimile: (212) 461-7760 Telephone: (212) 461-7753

With Copy To:

The CIT Group/Business Credit, Inc. 11 West 42nd Street, 13th floor New York, NY 10036 Attention: Jorge S. Wagner Facsimile: (212)771-9517 Telephone: (212)771-9520

Schedule A
Maximum Note Principal Balance

Greenwich Capital Financial Products, Inc.:	$750,000,000.00
The CIT Group/Business Credit, Inc.:	$50,000,000.00